Exhibit 10.36

EXECUTION VERSION NOVATION AGREEMENT This Novation Agreement (the "Novation Agreement") is effective as of February 24, 2023 (the "Effective Date"), and is entered into by TypeX, LLC, a Delaware limited liability company with its principal place of business at 1901 Jay Street, Lakewood, CO 80214 (the "Transferor"), BNI Montana LLC, a Delaware limited liability company with its principal place of business at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141 (the "Party in Substitution"), and Lower Yellowstone Rural Electric Cooperative, a Montana corporation with a mailing address PO Box 1047, 3200 West Holly Street, Sidney, MT 59270 ("LYREC"). Transferor, the Party in Substitution, and LYREC are collectively the "Parties." Background (A) Transferor has entered into certain Agreements (as hereinafter defined) with LYREC, pursuant to which Transferor has certain ground rights and the right to electrical service on such premises; (B) Transferor and the Party in Substitution each desire for the Party in Substitution to acquire such rights and assume all of Transferor's rights and obligations thereto; and (C) LYREC consents to the Party in Substitution acquiring the Agreements from Transferor. In consideration of the mutual promises and actions contained herein, intending to be legally bound, the Parties agree as follows: 1. Contracts Subject to this Novation Agreement. This Novation Agreement is entered into with respect to the: (i) Ground Lease Agreement, dated June 21, 2022; (ii) Ground Lease Agreement, dated December 7, 2022; (iii) Agreement for Electric Service, dated January 4, 2023 relating to the Romo site; and (iv) Agreement for Electric Service, dated January 4, 2023 relating to the Iverson site, respectively attached hereto as Schedules A- D (collectively, the "Agreements"). 2. Novation Agreement. The Party in Substitution is hereby substituted for Transferor in the Agreements and acquires all the rights and obligations of Transferor as set forth in each of the Agreements. 3. Acknowledgement by Party in Substitution. The Party in Substitution hereby acknowledges receiving a copy of each Agreement, none of which have been amended since their date of execution. 4. Release of Transferor from Liabilities. In consideration of this novation, LYREC releases Transferor of all obligations to perform under the Agreements accruing after the Effective Date. The Party in Substitution releases Transferor of any liability arising out of the Agreements. 5. Governing Law and Jurisdiction. This Novation Agreement and any disputes arising hereunder are governed by and construed under the laws of the State of Delaware, excluding its conflicts of law rules (so that Delaware law is applied in any dispute). This Novation Agreement is entered into and partly performable in the State of Delaware. Accordingly, the Parties agree that they are subject to the jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the State of Delaware, and any legal proceeding arising out of or in connection with this Agreement must be brought solely therein, and waive any objection (on the grounds of lack of jurisdiction, or forum not convenient or otherwise) to the exercise of such jurisdiction over it by any such courts. 6. Entire Agreement. This Novation Agreement constitutes the entire agreement of the Parties regarding the novation of the Agreements to the Party in Substitution. [Signature Page Follows]

EXECUTION VERSION The Parties have executed this Novation Agreement as of the date first written above. "Transferor" "Party in Substitution" TYPEX, LLC BNI MONTANA, LLC By: BitNile, Inc., its Manager By: ________________________________ By: ________________________________ Printed: Kevin Matcham Printed: William B. Horne Title: Chief Executive Officer Title: Chief Executive Officer LOWER YELLOWSTONE RURAL ELECTRIC COOPERATIVE By: ________________________________ Printed: _____________________________ Title: _______________________________

EXECUTION VERSION SCHEDULE A

GROUND LEASE AGREEMENT THIS GROUND LEASE (this "Lease") is made as of the __21st__ day of ______June______, 2022, by and between Lower Yellowstone Rural Electric Cooperative (LYREC), a Montana Corporation ("Landlord"), and TypeX LLC, Delaware limited liability company ("Tenant"), who hereby mutually covenant and agree as follows: Article I GRANT AND TERM 1.1 Grant: Premises Landlord is the owner of certain real property located in Township 27N., Range 59E., of Section 18, Roosevelt County, Montana, legally described on Exhibit A attached hereto and made a part hereof (the "Land"). The Landlord wishes to lease that portion of the Land comprising the footprint of the "Data Center Operations" (the "Premises") as shown on the site plan attached hereto as Exhibit B (the "Data Center Site Plan") to the Tenant. For and in consideration of the agreement of Tenant to pay Rent (as hereinafter defined) and other sums herein provided and to perform the terms, covenants and conditions herein contained, the full performance and observance of which are hereby agreed to by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. 1.2 Term The term of this Lease shall commence on the date hereof (the "Commencement Date") and shall continue in effect for a term of ten (10) years (the "Initial Term"), unless terminated earlier as provided in this Agreement, under Montana law, or impossibility of performance. On 180 days' written notice to Landlord, Tenant shall have option to renew and extend the term of this Lease on terms and conditions to be negotiated for a second term of (10) years (the "Renewal Terms"), provided that no default exists at the time of exercise of any such option, unless Landlord in its sole discretion elects to waive such default in writing. As used herein, the term "Lease Year" means a period of twelve (12) consecutive calendar months beginning on the Commencement Date, and the term shall mean the period from the Commencement Date through the Expiration Date, as the same may be extended, as aforesaid. Article II PURPOSE 2.1 Purpose The Tenant intends to construct and operate computing infrastructure upon the Premises to be known as the Romo Datacenter Land ("ROMO") and to lease the necessary footprint for ROMO. ROMO shall be used and occupied as industrial level computing infrastructure, and for no other purposes. The approximate location of ROMO on the Land is shown on the Computing Site Plan in Exhibit B. ROMO will be adjacent to, and operationally dependent upon, an existing substation (the "Substation") owned and operated by Landlord. Any power needs of Romo provided by the Substation will be governed by a separate agreement. 2.2 Compliance; Restrictions (a) Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied: (i) contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto; (ii) in any manner which would violate any certificate of occupancy affecting the same; (iii) which would cause structural injury to the improvements; (iv) cause the value or usefulness of the Premises, or any part thereof, to diminish; or (v) which would constitute a public or private nuisance or waste. (b) Tenant shall not (i) use the Premises or any improvements now or hereafter constructed thereon for the treatment, storage, disposal, burial, or placement of any "hazardous substance," as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may now or hereafter be amended ("CERCLA"), pollutants, contaminants or any other substance, the treatment, storage, disposal, burial or placement of which is regulated under any state, federal or local statute, law, rule, regulation or ordinance, except to the extent that such are generally used in computing or server farm applications or are reasonably required in the normal practice of Tenant's specialty, and then only to the extent permitted by, and in strict compliance with, applicable law, or (ii) release, as that term is defined in Section 101(22) of CERCLA, or permit the release of any hazardous substance, pollutants, contaminants or other substances regulated under applicable federal, state or local statute, rule, regulation or ordinance onto the Premises or into the subsurface thereof or into any surface or ground waters unless said use or release is in compliance with all applicable statutes, laws, rules, regulations and ordinances or pursuant to a valid and current permit or permits from all governmental authorities having jurisdiction over the Tenant, the Premises or the use and occupancy of the Premises by Tenant. Landlord acknowledges and agrees that Landlord shall indemnify and hold Tenant harmless from and against any and all losses, costs, liabilities and claims relating to the treatment, storage, disposal, burial or placement of any hazardous substance at the Premises prior to the date Tenant accepts possession and control of the Premises (the "Possession Date"). Tenant acknowledges and agrees that Tenant shall indemnify and hold Landlord harmless from and against any and all losses, costs, liabilities and claims relating to the treatment, storage, disposal, burial or placement of any hazardous substance at the Premises after the date Tenant accepts possession and control of the Premises (the "Possession Date"). 2.3 Prohibited Use If the use of the Premises by Tenant, through no act or fault of Tenant should at any time during the Term be prohibited by law, ordinance or other governmental regulation, or prevented by injunction, this Lease shall remain in full force and effect, notwithstanding the passage of such law, ordinance, governmental regulation or injunction; provided, however, that in the event that the uses set forth in Section 2.1 are prohibited as aforesaid, Tenant shall have the right to use the Premises for any other lawful purpose not inconsistent with the provisions of Section 2.2 above. Article III RENT 3.1 Rent Tenant shall pay to Landlord an initial annual rent of Three Thousand Dollars ($3,000.00) per Lease Year (the "Annual Rent"), to be paid in twelve (12) equal monthly installments of Two Hundred Fifty Dollars and 00/100 ($250.00) in advance on or before the fifth (5th) day of each and every calendar month during the Term, commencing on the date the Tenant occupies space in ROMO construed by Tenant (the "Rent Commencement Date", without deduction, demand or billing whatsoever, except that if the Term ends on other than the last day of a calendar year, Annual Rent for such month shall be prorated on a per diem basis. The Annual Rent shall be increased on the first (1st) anniversary of the Rent Commencement Date (the "Initial Adjustment Date") to an amount equal to the Annual Rent immediately preceding the Adjustment Date multiplied by 1.03x. Tenant agrees to pay to Landlord any deficiency in Annual Rent paid to Landlord retroactively to the applicable Adjustment Date. Such Annual Rent, as adjusted in accordance with this Section 3.1 is hereinafter referred to herein as the "Rent." If Rent is not paid when due, Tenant shall be in default. 3.2 No Setoff All rents shall be paid to Landlord without demand and without setoff at the offices of Landlord specified herein, or at such other address as Landlord may from time to time designate to Tenant by notice in the manner hereinafter provided. 3.3 Gross Lease Except as may otherwise be specifically provided in this Lease or by agreement by the parties, it is the intention of Landlord and Tenant that the rent herein specified shall be gross to Landlord in each year during the term of this Lease, that all costs, expenses and obligations of every kind relating to the Premises which may arise or become due during the term of this Lease shall be paid by Landlord, and that Tenant shall be indemnified by Landlord against such costs, expenses and obligations. Notwithstanding the foregoing, Tenant shall not be prohibited from contracting with Landlord for maintenance and utility services. 3.4 Interest on Late Payments Each and every installment of Rent and each and every payment of other charges hereunder which shall not be paid when due and which shall remain unpaid for two (2) days shall bear interest at the Default Rate. Interest shall accrue from the date when the payment or other charge is due under the terms of this Lease until the same shall be paid. Landlord shall also be entitled to assess a late charge of $50 for each and any installment which is not paid on time. Article IV ACCESS AND INFRASTRUCTURE 4.1 Vehicular Access Landlord hereby grants to Tenant, and its successors and assigns, for so long as this Lease is in force and effect, a non-exclusive access on, over, across and through such paved roads, driveways and Parking Areas (as defined below) as may be now or hereafter located on the Land for the purpose of providing Tenant, its successors and assigns, and its permittees with vehicular ingress to, egress from, and access between the Premises, ROMO and adjacent streets, roadways and rights-of-way. 4.2 Pedestrian Access Landlord hereby grants to Tenant, and its successors and assigns, for so long as this Agreement is in force and, effect, a non-exclusive access on, over, across and through such paved driveways, sidewalks, Parking Areas (as defined below) and common areas of Premises for the purpose of providing Tenant, its successors and assigns, and its permittees with pedestrian ingress to, egress from, and access between the Premises, ROMO and adjacent streets, roadways and rights-of-way. 4.3 Utility and Communication Landlord hereby grants passage, construction, installation, maintenance, repair, replacement and use of utility lines, pipes, wires, conduits, flues, ducts, lines and other equipment included in the electricity and communications needs of the ROMO from the adjacent Substation to ROMO and the Premises. The location of such Utility and Communication Equipment shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and will be outlined in a separate power purchase agreement. 4.4 No Rights Created in the General Public. The rights and privileges pertaining thereto are created for the owner of ROMO, the Owner of Landlord's Facility and the use and benefit of the Premises and (except as otherwise provided herein) its agents, business guests and invitees. No rights or privileges are intended to be created or established for the benefit of the general public. Article V INSURANCE 5.1 Kinds: Amounts As additional rent for the Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring: (a) The improvements at any time situated upon the Premises (including the construction, installation, and use of utility lines, pipes, wires, ducts and other equipment) against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the all risk form of property damage policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Tenant. The full replacement cost of improvements shall be determined every five (5) years by Tenant's insurance carrier;

(b) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $3,000,000, for injury to or death of more than one (1) person in any one (1) occurrence in an amount of not less than $5,000,000, and for damage to property in an amount of not less than $1,000,000 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Premises. (c) During the life of this Agreement, Tenant shall at Tenant's expense maintain, with an insurance company or companies authorized to do business in the state of Montana insurance coverages of the kind and amount set forth above, insuring the liabilities specifically assumed by Tenant in Article XI of this Agreement. Said insurance shall comprehend full coverage of the indemnity set forth in Article XI . Landlord shall be named an additional insured on all policies and Tenant shall ensure that the policies have additional named insured provisions or endorsements. 5.2 Form of Insurance Policies The aforesaid insurance shall be in companies and in form and substance reasonably satisfactory to Landlord. The aforesaid insurance shall not be subject to cancellation except after at least thirty days prior written notice to Landlord. Certificates of insurance evidencing such coverages, together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date, and renewals thereof shall be delivered to Landlord not less than ten days prior to the end of the term of each such coverage. 5.3 Mutual Waiver of Subrogation Rights Tenant and Landlord shall each require that all policies of insurance carried by each of them covering their respective interests in any property in, on, and about the Premises or the Land contain or be endorsed with a provision by which the insurer shall waive its right of subrogation against Landlord and Tenant. Tenant shall not be liable to Landlord for any insurable damage to the Premises or ROMO or to other buildings or infrastructure of Landlord on the Land caused by Landlord, and Landlord hereby releases Tenant from any such liability. Landlord shall not be liable to Tenant for any insurable damage to the Premises or ROMO or any of Tenant's property in or about ROMO or the Premises regardless of the cause, and Tenant hereby releases Landlord from any such liability. These mutual releases shall be applicable and in force only with respect to loss or damage covered by the releasing party's insurance and occurring during such time as the releasing party's applicable insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policy or the right of the releasing party to recover thereunder. Landlord and Tenant each hereby agree to use their best efforts to cause their respective policies to contain such clause or endorsement, and to expressly advise the other if such clause or endorsement is not obtained. Article VI DAMAGE. OR DESTRUCTION 6.1 Damage and Destruction Notwithstanding the provisions of Section 8.1 hereof, if only ROMO (and not the footprint) shall be damaged by fire or other casualty (any of the foregoing being hereinafter called a "Casualty"). Tenant shall, within thirty (30) days of the date of such Casualty deliver to Landlord in writing, a good faith opinion (hereinafter, the "Opinion") as to) (i) the length of time required to cause the Premises to be repaired and restored substantially to the same condition existing prior to the Casualty and (ii) the estimated cost of such repairs and restorations. If said Opinion indicates that such repairs and restoration shall take in excess of six (6) months from the expiration of the Notice Period (as hereinafter defined), then, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such Casualty upon giving written notice to the other party to such effect at any time during the period ending fifteen (15) days after such party's receipt of the Opinion (the "Notice Period . In the event that this Lease is so terminated by either Landlord or Tenant, the net proceeds of insurance carried pursuant to the provisions of Subsection 5.1(a) above shall be paid to Tenant. In the event that Tenant elects to terminate this Lease within the Notice Period, Tenant shall pay the reasonable costs of demolition of ROMO, including removal of all casualty debris. In the event this Lease is not terminated, as aforesaid, Rent hereunder shall not abate and Tenant shall remain liable for the payment during the period of Tenant's restoration of the Premises.

6.2 Tenant's Obligation to Rebuild Unless this Lease is terminated as aforesaid, Tenant shall, subject to the conditions and limitations set forth below, repair and restore the Premises as nearly as commercially reasonably possible to their value, condition and character immediately prior to such damage or destruction, with reasonable promptness subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control . Rent hereunder shall not abate and Tenant shall remain liable for the payment of Rent during the period of such restoration. 6.3 Preconditions to Rebuilding Before Tenant commences any repairs or restorations, Tenant shall furnish to Landlord satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builders' risk insurance and workman's compensation insurance. 6.4 Payment for Rebuilding All insurance proceeds collected under the insurance referred to in Subsection 5.1(a) above shall be held by Tenant for repairs and restorations of the Premises required to be made by Tenant hereunder. Any excess funds remaining after the completion of such repair or restoration of the Premises shall be paid to Tenant. Rent hereunder shall not abate and Tenant shall remain liable for the payment of Rent payable by Tenant pursuant to Article IV above during the period of any restoration. Article VII CONDEMNATION 7.1 Material Taking If any portion of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority (hereinafter called a "Taking") and as a result thereof, it shall be economically unfeasible or illegal for Tenant or the Subtenants to use and occupy the balance of the Premises for their intended purposes, then at the option of Tenant in such event, this Lease shall terminate upon delivery of possession of the applicable portion of the Premises to the condemning authority. Landlord and Tenant shall share in any condemnation award or any judgment for damages caused by such Taking (hereinafter called the "Award"), with Landlord being allocated the fair market value of its fee simple interest in the Premises "subject to" the Lease, including its interest as landlord under this Lease and reversionary interest in ROMO and the other improvements located on the Premises (the "Landlord's Interest"), and Tenant being allocated the fair market value of its leasehold estate and its interest in ROMO and any improvements to the Premises paid for by Tenant, subject to Landlord's reversionary interest therein (the "Tenant's Interest"). Article VIII MAINTENANCE; IMPROVEMENTS 8.1 Maintenance Tenant shall keep and maintain the Premises, including both interior and exterior of ROMO and the support equipment in good condition and repair, in full compliance with all regulations in force and in conformity with the rules and regulations pertaining to its operation. Notwithstanding the foregoing to the contrary, Tenant shall not be prohibited from contracting with Landlord for the performance of maintenance and repairs on the Premises. 8.2 Improvements In the event Tenant desires to make any improvements to the Premises, Tenant shall be allowed to do so only after receiving the specific written consent of Landlord to such improvements both as to design and scope. The improvements shall be constructed in a good and workmanlike manner by Tenant, solely at Tenant's expense. The construction of the improvements shall not be commenced until the delivery to Landlord of the following, which shall be reasonably satisfactory in form and substance to Landlord:

(a) Site plan; (b) Performance and labor and material payment bonds, naming Landlord as a dual obligee; (c) Copies of the final plans and specifications for the improvements; (d) A construction contract or contracts providing for the complete construction of the improvements, within twelve (12) months of the commencement of the construction thereof. Tenant covenants and agrees with Landlord that any and all such improvements made on any portion of the Premises shall, at the conclusion of the term hereof; become and remain the property of Landlord. Tenant agrees that upon the request of Landlord it will, at its own expense, cause any such improvements not claimed by Landlord to be removed from the Premises. Article IX ASSIGNMENT 9.1 Tenant's Right to Assign Lease, Landlord's Right of First Refusal Tenant shall have the right to assign the Lease as hereinafter provided only after receiving the specific written consent of Landlord In the event that Tenant proposes to assign this Lease and convey ROMO to an unaffiliated third party assignee (a "Proposed Assignee"), Tenant shall give Landlord notice thereof, together with a term sheet identifying the Proposed Assignee and Tenant's interest in ROMO, the proposed use of the Premises, and other economic terms (an "Assignment Proposal"). In the event of any such assignment, Tenant shaft be relieved from any liability arising under this Lease from and after the date of such assignment. Tenant may assign this Lease to any affiliate of Tenant without triggering Landlord's right of first refusal, provided that upon any such assignment, Tenant shall remain liable hereunder. Article X UTILITIES 10.1 Utilities Tenant shall not be prohibited from contracting with Landlord for the supply of utility services to any improvements to the Premises. Article XI INDEMNITY; WAIVER 11.1 Tenant's Indemnification Obligation Except with respect to damages: (i ) caused by the failure on the part of Landlord to perform or comply with any of the terms of this Lease; or (i i) caused by the negligent or willful acts or omissions of Landlord or its agents and employees, Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, losses, injuries, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of: (A) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways ; (B) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (C) performance of any labor or services or the furnishing of any materials or other personal property in respect of the Premises or any part thereof. 11.2 Landlord's Indemnification Obligation Landlord will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant for (A) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways arising prior to the Possession Date, or thereafter caused by the sole negligence or willful acts or omissions of Landlord or anyone claiming by, through, or under Landlord; or (B) any failure on the part of Landlord to perform or comply with any of the terms of this Lease. 11.3 Waiver of Certain Claims Tenant waives all claims it may have against Landlord for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting (i) from any part of the Premises or any of its improvements, equipment or appurtenances becoming out of repair, or (ii) from any accident on or about its improvements, equipment or appurtenances becoming out of repair, or (iii) from any accident on or about the Premises, or (iv) directly or indirectly from any act or neglect of any person, including Landlord, at the Premises, in each case as described in clauses (i) through (iv) first arising or occurring after the Possession Date to the extent permitted by Law. Article XII RIGHTS RESERVED TO LANDLORD 12.1 Rights Reserved to Landlord Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents reserves the following rights, to be exercised at Landlord's election to inspect the Premises at reasonable times. Landlord may enter upon the Premises for said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession of the Premises, and without being liable in any manner to Tenant, provided that notwithstanding the foregoing, in exercising such rights, Landlord shall use reasonable efforts to prevent any material disruption to the operations of Tenant or any Subtenant in the Premises. 12.2 Restrictions on Rezoning Landlord agrees that it shall not cause or agree to any change in the zoning classification of the Premises that results in the use of ROMO being a non-conforming use. Article XIII QUIET ENJOYMENT 13.1 Quiet Enjoyment So long as Tenant is not in default under the covenants and agreements of this Lease, Landlord hereby covenants and agrees that Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord. Article XIV TERMINATION;SURRENDER 14.1 Termination By Landord Landlord may terminate this Agreement if: (a) Tenant fails to make a rent payment within __ [fifteen] days of when payment is due; (b) Tenant abandons or vacates the Property for __ [fifteen] consecutive days; or (c) Tenant breaches any other provision of this Agreement and the breach continues for more than __ [fifteen] days after Tenant receives written notice of the breach from Landlord, it being understood that if the breach cannot by its nature be cured within such 60 - day period, then Tenant will have an additional reasonable period (which will not in any case exceed 30 days) to attempt to cure the breach. Such a termination will be effective __ [fifteen] days after delivery by Landlord to Tenant of a notice of termination. Tenant must then leave, quit, and surrender the Property to Landlord, but Tenant will remain liable for damages to the extent permitted by law. Landlord retains all rights to recover damages to the extent permitted by law, without limitation, unpaid rent for use of the Property until termination, rent to be paid for the remainder of the Term, and any amount necessary to compensate Landlord for charges incurred by reason of Tenant's failure to perform its obligations under this Agreement. All of Landlord's rights and remedies under this Agreement are cumulative and not alternative and will be in addition to all rights, powers, and remedies given to Landlord at law or in equity. 14.2 Termination by Tenant Tenant may terminate this Agreement upon (a) a failure of the electric supply to the property, whether in terms of quantity, reliability or quality, or occurrence of fire, flood or other similar physical event, that materially interferes with Tenant's ability to resume operations on the Property, or (b) a material breach of this Agreement by Landlord, or c) force majeure or acts of god preventing tenant from performing such obligations. Such a termination will be effective __ [15] days after delivery by Tenant to Landlord of a notice of termination. 14.3 Surrender Upon the termination of this Lease whether by default, forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord in good condition and repair, reasonable wear and tear and damage by fire or other Casualty excepted. All additions, hardware, improvements, temporary or permanent, in or upon the Premises belonging to Tenant shall remain the sole property of Tenant and are hereinafter referred to as "Trade Fixtures". 14.4 Removal of Tenant's Property Upon the termination of this Lease by lapse of time, Tenant may remove Tenant's Trade Fixtures; provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removals. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant. Article XV DEFAULT; REMEDIES 15.1 Default Tenant further agrees that any one (1) or more of the following events shall be considered events of default as said term is used herein, that is to say, if (a) Tenant shall default in any payments of Rent or in any other payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for ten (10) days ; or (b) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for ten (1 0) days after notice thereof in writing to Tenant, provided, however, if such default is susceptible to cure but cannot, by the use of reasonable efforts, be cured within thirty (30) days. Landlord shall not exercise any of its remedies hereunder if and so long as (i) Tenant shall commence to cure such default within said thirty (30) day period, and (ii) thereafter Tenant is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Landlord; or (c) Tenant shall abandon the Premises during the Term; or (d) If any time during the Term there shall be filed by or against Tenant, or against any successor to Tenant then in possession, in any court pursuant to any petition in bankruptcy, alleging an insolvency, for reorganization, for the appointment of a receiver, or for an arrangement under the Bankruptcy Code, or if a similar type of proceeding shall be filed, and such proceeding is not dismissed within sixty (60) days; or (e) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension, and such proceeding is not dismissed within sixty (60) days; or (f) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant. Upon the occurrence of any one (1) or more of such events of default, Landlord may at its election declare a default, and terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of this Lease or of Tenants right to possession, Landlord may re-enter the Premises (with or without process of law) using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom. 15.2 Remedies Cumulative No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given by this Lease to Landlord and may be exercised from time to time and so often as occasion may arise or as may be deemed expedient. 15.3 No Waiver No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed, taken or held to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other charges hereunder after the termination by Landlord of this Lease or Tenant's right to possession hereunder shalt not, in the absence of an agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord. 15.4 Attorneys' Fees In the event that either party shall be required to engage legal counsel for the enforcement of any of the terms of this Lease, whether such employment shall require institution of suit or other legal services required to secure compliance on the part of Landlord or Tenant, the prevailing party shall be entitled to the reasonable value of said attorneys' fees, and any other expenses incurred as a result of such default. Article XVI MISCELLANEOUS 16.1 Fee Mortgage

Landlord represents and warrants to Tenant that there are no existing mortgages or deeds of trust encumbering the Land as of the date hereof, and there will be no such mortgages or deeds of trust existing as of the Possession Date. 16.2 Estoppel Certificates Landlord and Tenant shall at any time and from time to time upon not less than thirty (30) days prior written request from the other party execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to such requesting party, a written statement certifying, if true, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that neither party is in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by such requesting party. It is intended that any such statement delivered pursuant to this Section 18.2 may be relied upon by any prospective purchaser or Leasehold Mortgagee, or any assignee or sublessee of Tenant and their respective successors and assigns. 16.3 Landlord's Right to Cure In the event that Tenant shall fail to comply or comply with any of the terms of this Lease and such failure shall continue after the expiration of all applicable grace or cure periods, Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitations, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the lesser of (i) the highest rate then payable by Tenant in the State of Montana, or (ii) at the rate of ten percent (10%) per annum (the ?Default Rate"), from the date of the advance to the date of repayment by Tenant to Landlord. 16.4 Amendments None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party, and, in the event, Tenant encumbers its interest in the Premises, the Leasehold Mortgagee. 16.5 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notice or demand from Landlord to Tenant shall be deemed to have been duly and sufficiently given three business days after a copy thereof has been mailed by United States first class , postage prepaid, addressed as follows: If to Landlord: Lower Yellowstone Rural Electric Cooperative PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: 406.488.1602 Attn: Jason A. Brothen Email : jasonb@lyrec.coop If to Tenant: TypeX, LLC 1901 Jay Street Lakewood, CO 80214 Attention: Kevin Matcham Email: kevin@typex.io provided, however, that either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten days' notice to the other. 16.6 Short Form Lease The parties agree to execute a Memorandum of Lease or a Short Form Lease for recording, containing the name of the parties, the legal description of the Premises, the Term and such other information as Tenant shall reasonably request. 16.7 Time of Essence Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed. 16.8 Relationship of Parties Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant 16.9 Captions The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof. 16.10 Severability If any term or provision of this Lease shall to any extent be held invalid or unenforceable the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. 16.11 Applicable Law This Lease shall be construed and enforced in accordance with the laws of the State of Montana. 16.12 Covenants Binding on Successors All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be hold to include and apply to wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained. 16.13 Brokerage Landlord and Tenant each represents and warrants that it has had no dealings with any broker or agent in connection with this Lease. Landlord and Tenant each covenants to pay, hold harmless and indemnify the other party from and against any and all cost expense or liability for any compensation commissions and charges claimed by any broker or agent with whom such party has dealt with respect to the Lease or the negotiation thereof. 16.14 Landlord Means Owner The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers of the title to such fee, and provided that such transferee shall assume each and every covenant and obligation of Landlord hereunder as of the date of the transfer of title (but not otherwise), Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant. IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written, LANDLORD: Lower Yellowstone Rural Electric Cooperative By: Title: Date: TENANT: TypeX, LLC By: Title: Date:

EXHIBIT A DESCRIPTION OF THE LAND

EXECUTION VERSION SCHEDULE B

GROUND LEASE AGREEMENT THIS GROUND LEASE (this "Lease") is made as of the _______ day of ____________, 2022, by and between Lower Yellowstone Rural Electric Cooperative (LYREC), a Montana Corporation ("Landlord"), and TypeX LLC, Delaware limited liability company ("Tenant"), who hereby mutually covenant and agree as follows: Article I GRANT AND TERM 1.1 Grant: Premises Landlord is the owner of certain real property located in Township 23N., Range 59E., of Section 9, Richland County, Montana, legally described on Exhibit A attached hereto and made a part hereof (the "Land"). The Landlord wishes to lease that portion of the Land comprising the footprint of the "Data Center Operations" (the "Premises") as shown on the site plan attached hereto as Exhibit B (the "Data Center Site Plan") to the Tenant. For and in consideration of the agreement of Tenant to pay Rent (as hereinafter defined) and other sums herein provided and to perform the terms, covenants and conditions herein contained, the full performance and observance of which are hereby agreed to by Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. 1.2 Term The term of this Lease shall commence on the date hereof (the "Commencement Date") and shall continue in effect for a term of ten (10) years (the "Initial Term"), unless terminated earlier as provided in this Agreement, under Montana law, or impossibility of performance. On 180 days' written notice to Landlord, Tenant shall have option to renew and extend the term of this Lease on terms and conditions to be negotiated for a second term of (10) years (the "Renewal Terms"), provided that no default exists at the time of exercise of any such option, unless Landlord in its sole discretion elects to waive such default in writing. As used herein, the term "Lease Year" means a period of twelve (12) consecutive calendar months beginning on the Commencement Date, and the term shall mean the period from the Commencement Date through the Expiration Date, as the same may be extended, as aforesaid. Article II PURPOSE 2.1 Purpose The Tenant intends to construct and operate computing infrastructure upon the Premises to be known as the IVERSEN Datacenter Land ("IVERSEN") and to lease the necessary footprint for IVERSEN. IVERSEN shall be used and occupied as industrial level computing infrastructure, and for no other purposes. The approximate location of IVERSEN on the Land is shown on the Computing Site Plan in Exhibit B. IVERSEN will be adjacent to, and operationally dependent upon, an existing substation (the "Substation") owned and operated by Landlord. Any power needs of IVERSEN provided by the Substation will be governed by a separate agreement. 2.2 Compliance; Restrictions (a) Tenant shall not use or occupy the Premises, or permit the Premises to be used or occupied: (i) contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto; (ii) in any manner which would violate any certificate of occupancy affecting the same; (iii) which would cause structural injury to the improvements; (iv) cause the value or usefulness of the Premises, or any part thereof, to diminish; or (v) which would constitute a public or private nuisance or waste. (b) Tenant shall not (i) use the Premises or any improvements now or hereafter constructed thereon for the treatment, storage, disposal, burial, or placement of any "hazardous substance," as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may now or hereafter be amended ("CERCLA"), pollutants, contaminants or any other substance, the treatment, storage, disposal, burial or placement of which is regulated under any state, federal or local statute, law, rule, regulation or ordinance, except to the extent that such are generally used in computing or server farm applications or are reasonably required in the normal practice of Tenant's specialty, and then only to the extent permitted by, and in strict compliance with, applicable law, or (ii) release, as that term is defined in Section 101(22) of CERCLA, or permit the release of any hazardous substance, pollutants, contaminants or other substances regulated under applicable federal, state or local statute, rule, regulation or ordinance onto the Premises or into the subsurface thereof or into any surface or ground waters unless said use or release is in compliance with all applicable statutes, laws, rules, regulations and ordinances or pursuant to a valid and current permit or permits from all governmental authorities having jurisdiction over the Tenant, the Premises or the use and occupancy of the Premises by Tenant. Landlord acknowledges and agrees that Landlord shall indemnify and hold Tenant harmless from and against any and all losses, costs, liabilities and claims relating to the treatment, storage, disposal, burial or placement of any hazardous substance at the Premises prior to the date Tenant accepts possession and control of the Premises (the "Possession Date"). Tenant acknowledges and agrees that Tenant shall indemnify and hold Landlord harmless from and against any and all losses, costs, liabilities and claims relating to the treatment, storage, disposal, burial or placement of any hazardous substance at the Premises after the date Tenant accepts possession and control of the Premises (the "Possession Date"). 2.3 Prohibited Use If the use of the Premises by Tenant, through no act or fault of Tenant should at any time during the Term be prohibited by law, ordinance or other governmental regulation, or prevented by injunction, this Lease shall remain in full force and effect, notwithstanding the passage of such law, ordinance, governmental regulation or injunction; provided, however, that in the event that the uses set forth in Section 2.1 are prohibited as aforesaid, Tenant shall have the right to use the Premises for any other lawful purpose not inconsistent with the provisions of Section 2.2 above. Article III RENT 3.1 Rent Tenant shall pay to Landlord an initial annual rent of Three Thousand Dollars ($3,000.00) per Lease Year (the "Annual Rent"), to be paid in twelve (12) equal monthly installments of Two Hundred Fifty Dollars and 00/100 ($250.00) in advance on or before the fifth (5th) day of each and every calendar month during the Term, commencing on the date the Tenant occupies space in IVERSEN construed by Tenant (the "Rent Commencement Date", without deduction, demand or billing whatsoever, except that if the Term ends on other than the last day of a calendar year, Annual Rent for such month shall be prorated on a per diem basis. The Annual Rent shall be increased on the first (1st) anniversary of the Rent Commencement Date (the "Initial Adjustment Date") to an amount equal to the Annual Rent immediately preceding the Adjustment Date multiplied by 1.03x. Tenant agrees to pay to Landlord any deficiency in Annual Rent paid to Landlord retroactively to the applicable Adjustment Date. Such Annual Rent, as adjusted in accordance with this Section 3.1 is hereinafter referred to herein as the "Rent." If Rent is not paid when due, Tenant shall be in default. 3.2 No Setoff All rents shall be paid to Landlord without demand and without setoff at the offices of Landlord specified herein, or at such other address as Landlord may from time to time designate to Tenant by notice in the manner hereinafter provided. 3.3 Gross Lease Except as may otherwise be specifically provided in this Lease or by agreement by the parties, it is the intention of Landlord and Tenant that the rent herein specified shall be gross to Landlord in each year during the term of this Lease, that all costs, expenses and obligations of every kind relating to the Premises which may arise or become due during the term of this Lease shall be paid by Landlord, and that Tenant shall be indemnified by Landlord against such costs, expenses and obligations. Notwithstanding the foregoing, Tenant shall not be prohibited from contracting with Landlord for maintenance and utility services. 3.4 Interest on Late Payments Each and every installment of Rent and each and every payment of other charges hereunder which shall not be paid when due and which shall remain unpaid for two (2) days shall bear interest at the Default Rate. Interest shall accrue from the date when the payment or other charge is due under the terms of this Lease until the same shall be paid. Landlord shall also be entitled to assess a late charge of $50 for each and any installment which is not paid on time. Article IV ACCESS AND INFRASTRUCTURE 4.1 Vehicular Access Landlord hereby grants to Tenant, and its successors and assigns, for so long as this Lease is in force and effect, a non-exclusive access on, over, across and through such paved roads, driveways and Parking Areas (as defined below) as may be now or hereafter located on the Land for the purpose of providing Tenant, its successors and assigns, and its permittees with vehicular ingress to, egress from, and access between the Premises, IVERSEN and adjacent streets, roadways and rights-of-way. 4.2 Pedestrian Access Landlord hereby grants to Tenant, and its successors and assigns, for so long as this Agreement is in force and, effect, a non-exclusive access on, over, across and through such paved driveways, sidewalks, Parking Areas (as defined below) and common areas of Premises for the purpose of providing Tenant, its successors and assigns, and its permittees with pedestrian ingress to, egress from, and access between the Premises, IVERSEN and adjacent streets, roadways and rights-of-way. 4.3 Utility and Communication Landlord hereby grants passage, construction, installation, maintenance, repair, replacement and use of utility lines, pipes, wires, conduits, flues, ducts, lines and other equipment included in the electricity and communications needs of the IVERSEN from the adjacent Substation to IVERSEN and the Premises. The location of such Utility and Communication Equipment shall be subject to the approval of the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and will be outlined in a separate power purchase agreement. 4.4 No Rights Created in the General Public. The rights and privileges pertaining thereto are created for the owner of IVERSEN, the Owner of Landlord's Facility and the use and benefit of the Premises and (except as otherwise provided herein) its agents, business guests and invitees. No rights or privileges are intended to be created or established for the benefit of the general public. Article V INSURANCE 5.1 Kinds: Amounts As additional rent for the Premises, Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring: (a) The improvements at any time situated upon the Premises (including the construction, installation, and use of utility lines, pipes, wires, ducts and other equipment) against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the all risk form of property damage policy. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with all proceeds of insurance payable to Tenant. The full replacement cost of improvements shall be determined every five (5) years by Tenant's insurance carrier;

(b) Landlord and Tenant from all claims, demands or actions for injury to or death of any person in an amount of not less than $3,000,000, for injury to or death of more than one (1) person in any one (1) occurrence in an amount of not less than $5,000,000, and for damage to property in an amount of not less than $1,000,000 made by, or on behalf of, any person or persons, firm or corporation arising from, related to or connected with the Premises. (c) During the life of this Agreement, Tenant shall at Tenant's expense maintain, with an insurance company or companies authorized to do business in the state of Montana insurance coverages of the kind and amount set forth above, insuring the liabilities specifically assumed by Tenant in Article XI of this Agreement. Said insurance shall comprehend full coverage of the indemnity set forth in Article XI. Landlord shall be named an additional insured on all policies and Tenant shall ensure that the policies have additional named insured provisions or endorsements. 5.2 Form of Insurance Policies The aforesaid insurance shall be in companies and in form and substance reasonably satisfactory to Landlord. The aforesaid insurance shall not be subject to cancellation except after at least thirty days prior written notice to Landlord. Certificates of insurance evidencing such coverages, together with satisfactory evidence of payment of the premiums thereon, shall be deposited with Landlord at the Commencement Date, and renewals thereof shall be delivered to Landlord not less than ten days prior to the end of the term of each such coverage. 5.3 Mutual Waiver of Subrogation Rights Tenant and Landlord shall each require that all policies of insurance carried by each of them covering their respective interests in any property in, on, and about the Premises or the Land contain or be endorsed with a provision by which the insurer shall waive its right of subrogation against Landlord and Tenant. Tenant shall not be liable to Landlord for any insurable damage to the Premises or IVERSEN or to other buildings or infrastructure of Landlord on the Land caused by Landlord, and Landlord hereby releases Tenant from any such liability. Landlord shall not be liable to Tenant for any insurable damage to the Premises or IVERSEN or any of Tenant's property in or about IVERSEN or the Premises regardless of the cause, and Tenant hereby releases Landlord from any such liability. These mutual releases shall be applicable and in force only with respect to loss or damage covered by the releasing party's insurance and occurring during such time as the releasing party's applicable insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policy or the right of the releasing party to recover thereunder. Landlord and Tenant each hereby agree to use their best efforts to cause their respective policies to contain such clause or endorsement, and to expressly advise the other if such clause or endorsement is not obtained. Article VI DAMAGE. OR DESTRUCTION 6.1 Damage and Destruction Notwithstanding the provisions of Section 8.1 hereof, if only IVERSEN (and not the footprint) shall be damaged by fire or other casualty (any of the foregoing being hereinafter called a "Casualty"). Tenant shall, within thirty (30) days of the date of such Casualty deliver to Landlord in writing, a good faith opinion (hereinafter, the "Opinion") as to) (i) the length of time required to cause the Premises to be repaired and restored substantially to the same condition existing prior to the Casualty and (ii) the estimated cost of such repairs and restorations. If said Opinion indicates that such repairs and restoration shall take in excess of six (6) months from the expiration of the Notice Period (as hereinafter defined), then, either Landlord or Tenant shall have the right to terminate this Lease as of the date of such Casualty upon giving written notice to the other party to such effect at any time during the period ending fifteen (15) days after such party's receipt of the Opinion (the "Notice Period. In the event that this Lease is so terminated by either Landlord or Tenant, the net proceeds of insurance carried pursuant to the provisions of Subsection 5.1(a) above shall be paid to Tenant. In the event that Tenant elects to terminate this Lease within the Notice Period, Tenant shall pay the reasonable costs of demolition of IVERSEN, including removal of all casualty debris. In the event this Lease is not terminated, as aforesaid, Rent hereunder shall not abate and Tenant shall remain liable for the payment during the period of Tenant's restoration of the Premises.

6.2 Tenant's Obligation to Rebuild Unless this Lease is terminated as aforesaid, Tenant shall, subject to the conditions and limitations set forth below, repair and restore the Premises as nearly as commercially reasonably possible to their value, condition and character immediately prior to such damage or destruction, with reasonable promptness subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control. Rent hereunder shall not abate and Tenant shall remain liable for the payment of Rent during the period of such restoration. 6.3 Preconditions to Rebuilding Before Tenant commences any repairs or restorations, Tenant shall furnish to Landlord satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builders' risk insurance and workman's compensation insurance. 6.4 Payment for Rebuilding All insurance proceeds collected under the insurance referred to in Subsection 5.1(a) above shall be held by Tenant for repairs and restorations of the Premises required to be made by Tenant hereunder. Any excess funds remaining after the completion of such repair or restoration of the Premises shall be paid to Tenant. Rent hereunder shall not abate and Tenant shall remain liable for the payment of Rent payable by Tenant pursuant to Article IV above during the period of any restoration. Article VII CONDEMNATION 7.1 Material Taking If any portion of the Premises shall be taken or condemned for a public or quasi-public use or purpose by any competent authority (hereinafter called a "Taking") and as a result thereof, it shall be economically unfeasible or illegal for Tenant or the Subtenants to use and occupy the balance of the Premises for their intended purposes, then at the option of Tenant in such event, this Lease shall terminate upon delivery of possession of the applicable portion of the Premises to the condemning authority. Landlord and Tenant shall share in any condemnation award or any judgment for damages caused by such Taking (hereinafter called the "Award"), with Landlord being allocated the fair market value of its fee simple interest in the Premises "subject to" the Lease, including its interest as landlord under this Lease and reversionary interest in IVERSEN and the other improvements located on the Premises (the "Landlord's Interest"), and Tenant being allocated the fair market value of its leasehold estate and its interest in IVERSEN and any improvements to the Premises paid for by Tenant, subject to Landlord's reversionary interest therein (the "Tenant's Interest"). Article VIII MAINTENANCE; IMPROVEMENTS 8.1 Maintenance Tenant shall keep and maintain the Premises, including both interior and exterior of IVERSEN and the support equipment in good condition and repair, in full compliance with all regulations in force and in conformity with the rules and regulations pertaining to its operation. Notwithstanding the foregoing to the contrary, Tenant shall not be prohibited from contracting with Landlord for the performance of maintenance and repairs on the Premises. 8.2 Improvements In the event Tenant desires to make any improvements to the Premises, Tenant shall be allowed to do so only after receiving the specific written consent of Landlord to such improvements both as to design and scope. The improvements shall be constructed in a good and workmanlike manner by Tenant, solely at Tenant's expense. The construction of the improvements shall not be commenced until the delivery to Landlord of the following, which shall be reasonably satisfactory in form and substance to Landlord:

(a) Site plan; (b) Performance and labor and material payment bonds, naming Landlord as a dual obligee; (c) Copies of the final plans and specifications for the improvements; (d) A construction contract or contracts providing for the complete construction of the improvements, within twelve (12) months of the commencement of the construction thereof. Tenant covenants and agrees with Landlord that any and all such improvements made on any portion of the Premises shall, at the conclusion of the term hereof; become and remain the property of Landlord. Tenant agrees that upon the request of Landlord it will, at its own expense, cause any such improvements not claimed by Landlord to be removed from the Premises. Article IX ASSIGNMENT 9.1 Tenant's Right to Assign Lease, Landlord's Right of First Refusal Tenant shall have the right to assign the Lease as hereinafter provided only after receiving the specific written consent of Landlord In the event that Tenant proposes to assign this Lease and convey IVERSEN to an unaffiliated third party assignee (a "Proposed Assignee"), Tenant shall give Landlord notice thereof, together with a term sheet identifying the Proposed Assignee and Tenant's interest in IVERSEN, the proposed use of the Premises, and other economic terms (an "Assignment Proposal"). In the event of any such assignment, Tenant shaft be relieved from any liability arising under this Lease from and after the date of such assignment. Tenant may assign this Lease to any affiliate of Tenant without triggering Landlord's right of first refusal, provided that upon any such assignment, Tenant shall remain liable hereunder. Article X UTILITIES 10.1 Utilities Tenant shall not be prohibited from contracting with Landlord for the supply of utility services to any improvements to the Premises. Article XI INDEMNITY; WAIVER 11.1 Tenant's Indemnification Obligation Except with respect to damages: (i) caused by the failure on the part of Landlord to perform or comply with any of the terms of this Lease; or (ii) caused by the negligent or willful acts or omissions of Landlord or its agents and employees, Tenant will protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, losses, injuries, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of: (A) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways; (B) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (C) performance of any labor or services or the furnishing of any materials or other personal property in respect of the Premises or any part thereof. 11.2 Landlord's Indemnification Obligation Landlord will protect, indemnify and save harmless Tenant from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Tenant for (A) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways arising prior to the Possession Date, or thereafter caused by the sole negligence or willful acts or omissions of Landlord or anyone claiming by, through, or under Landlord; or (B) any failure on the part of Landlord to perform or comply with any of the terms of this Lease. 11.3 Waiver of Certain Claims Tenant waives all claims it may have against Landlord for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting (i) from any part of the Premises or any of its improvements, equipment or appurtenances becoming out of repair, or (ii) from any accident on or about its improvements, equipment or appurtenances becoming out of repair, or (iii) from any accident on or about the Premises, or (iv) directly or indirectly from any act or neglect of any person, including Landlord, at the Premises, in each case as described in clauses (i) through (iv) first arising or occurring after the Possession Date to the extent permitted by Law. Article XII RIGHTS RESERVED TO LANDLORD 12.1 Rights Reserved to Landlord Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, on behalf of itself and its agents reserves the following rights, to be exercised at Landlord's election to inspect the Premises at reasonable times. Landlord may enter upon the Premises for said purposes and may exercise any and all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession of the Premises, and without being liable in any manner to Tenant, provided that notwithstanding the foregoing, in exercising such rights, Landlord shall use reasonable efforts to prevent any material disruption to the operations of Tenant or any Subtenant in the Premises. 12.2 Restrictions on Rezoning Landlord agrees that it shall not cause or agree to any change in the zoning classification of the Premises that results in the use of IVERSEN being a non-conforming use. Article XIII QUIET ENJOYMENT 13.1 Quiet Enjoyment So long as Tenant is not in default under the covenants and agreements of this Lease, Landlord hereby covenants and agrees that Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord. Article XIV SURRENDER 14.1 Surrender Upon the termination of this Lease whether by default, forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord in good condition and repair, reasonable wear and tear and damage by fire or other Casualty excepted. All additions, hardware, improvements, temporary or permanent, in or upon the Premises belonging to Tenant shall remain the sole property of Tenant and are hereinafter referred to as "Trade Fixtures".

14.2 Removal of Tenant's Property Upon the termination of this Lease by lapse of time, Tenant may remove Tenant's Trade Fixtures; provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removals. If Tenant does not remove Tenant's Trade Fixtures from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant. Article XV DEFAULT; REMEDIES 15.1 Default Tenant further agrees that any one (1) or more of the following events shall be considered events of default as said term is used herein, that is to say, if (a) Tenant shall default in any payments of Rent or in any other payment required to be made by Tenant hereunder when due as herein provided and such default shall continue for ten (10) days; or (b) Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for ten (10) days after notice thereof in writing to Tenant, provided, however, if such default is susceptible to cure but cannot, by the use of reasonable efforts, be cured within thirty (30) days. Landlord shall not exercise any of its remedies hereunder if and so long as (i) Tenant shall commence to cure such default within said thirty (30) day period, and (ii) thereafter Tenant is proceeding to cure such default continuously and diligently and in a manner reasonably satisfactory to Landlord; or (c) Tenant shall abandon the Premises during the Term; or (d) If any time during the Term there shall be filed by or against Tenant, or against any successor to Tenant then in possession, in any court pursuant to any petition in bankruptcy, alleging an insolvency, for reorganization, for the appointment of a receiver, or for an arrangement under the Bankruptcy Code, or if a similar type of proceeding shall be filed, and such proceeding is not dismissed within sixty (60) days; or (e) Tenant shall file or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension, and such proceeding is not dismissed within sixty (60) days; or (f) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant. Upon the occurrence of any one (1) or more of such events of default, Landlord may at its election declare a default, and terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of this Lease or of Tenants right to possession, Landlord may re-enter the Premises (with or without process of law) using such force as may be necessary, and remove all persons, fixtures, and chattels therefrom. 15.2 Remedies Cumulative No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given by this Lease to Landlord and may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

15.3 No Waiver No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed, taken or held to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other charges hereunder after the termination by Landlord of this Lease or Tenant's right to possession hereunder shalt not, in the absence of an agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction, of damages due from Tenant to Landlord. 15.4 Attorneys' Fees In the event that either party shall be required to engage legal counsel for the enforcement of any of the terms of this Lease, whether such employment shall require institution of suit or other legal services required to secure compliance on the part of Landlord or Tenant, the prevailing party shall be entitled to the reasonable value of said attorneys' fees, and any other expenses incurred as a result of such default. Article XVI MISCELLANEOUS 16.1 Fee Mortgage Landlord represents and warrants to Tenant that there are no existing mortgages or deeds of trust encumbering the Land as of the date hereof, and there will be no such mortgages or deeds of trust existing as of the Possession Date. 16.2 Estoppel Certificates Landlord and Tenant shall at any time and from time to time upon not less than thirty (30) days prior written request from the other party execute, acknowledge and deliver to the requesting party, in form reasonably satisfactory to such requesting party, a written statement certifying, if true, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that neither party is in default hereunder, the date to which the rental and other charges have been paid in advance, if any, or such other accurate certification as may reasonably be required by such requesting party. It is intended that any such statement delivered pursuant to this Section 18.2 may be relied upon by any prospective purchaser or Leasehold Mortgagee, or any assignee or sublessee of Tenant and their respective successors and assigns. 16.3 Landlord's Right to Cure In the event that Tenant shall fail to comply or comply with any of the terms of this Lease and such failure shall continue after the expiration of all applicable grace or cure periods, Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including but not by way of limitations, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by Landlord in curing such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next rent date after such payment together with interest (except in the case of said attorneys' fees) at the lesser of (i) the highest rate then payable by Tenant in the State of Montana, or (ii) at the rate of ten percent (10%) per annum (the ?Default Rate"), from the date of the advance to the date of repayment by Tenant to Landlord. 16.4 Amendments None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned except by a written instrument, duly signed, acknowledged and delivered by the other party, and, in the event, Tenant encumbers its interest in the Premises, the Leasehold Mortgagee.

16.5 Notices All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof, shall be in writing. Any notice or demand from Landlord to Tenant shall be deemed to have been duly and sufficiently given three business days after a copy thereof has been mailed by United States first class , postage prepaid, addressed as follows: If to Landlord: Lower Yellowstone Rural Electric Cooperative PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: 406.488.1602 Attn: Jason A. Brothen Email: jasonb@lyrec.coop If to Tenant: TypeX, LLC 1901 Jay Street Lakewood, CO 80214 Attention: Kevin Matcham Email: kevin@typex.io provided, however, that either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten days notice to the other. 16.6 Short Form Lease The parties agree to execute a Memorandum of Lease or a Short Form Lease for recording, containing the name of the parties, the legal description of the Premises, the Term and such other information as Tenant shall reasonably request. 16.7 Time of Essence Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed. 16.8 Relationship of Parties Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease, nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant 16.9 Captions The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof. 16.10 Severability If any term or provision of this Lease shall to any extent be held invalid or unenforceable the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. 16.11 Applicable Law This Lease shall be construed and enforced in accordance with the laws of the State of Montana.

16.12 Covenants Binding on Successors All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall be hold to include and apply to wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained. 16.13 Brokerage Landlord and Tenant each represents and warrants that it has had no dealings with any broker or agent in connection with this Lease. Landlord and Tenant each covenants to pay, hold harmless and indemnify the other party from and against any and all cost expense or liability for any compensation commissions and charges claimed by any broker or agent with whom such party has dealt with respect to the Lease or the negotiation thereof. 16.14 Landlord Means Owner The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises, and in the event of any transfer or transfers of the title to such fee, and provided that such transferee shall assume each and every covenant and obligation of Landlord hereunder as of the date of the transfer of title (but not otherwise), Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant. IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written, LANDLORD: Lower Yellowstone Rural Electric Cooperative By: Title: Date: TENANT: TypeX, LLC By: Title: Date:

EXHIBIT A LAND The property is described as the parcel of land owned by Landlord approximately 103' north of the chain-link fence (North Side) and approximately 50' east of the chain-link (East Side).

EXECUTION VERSION SCHEDULE C

PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop Agreement For Electric Service This Electric Service Agreement ("Agreement"), made as of ____________ ("Effective Date"), is made by and between TypeX, LLC ("Buyer"), a Delaware limited liability company with its principal place of business located at 1901 Jay Street, Lakewood, CO 80214, and Lower Yellowstone Rural Electric Cooperative ("Cooperative"), a Montana Corporation (collectively "Parties"; individually "Party"). Recitals WHEREAS, Buyer primarily engages in the business of providing cryptocurrency mining and ancillary services; WHEREAS, Cooperative engages in the business of providing electrical power and service; WHEREAS, Buyer seeks to purchase electrical service and consume electrical power from Cooperative; WHEREAS, Cooperative seeks to provide electrical service to Buyer; NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound hereby, agree to the provisions of this Agreement as follows: 1. The Buyer's service is located at Township 27N, Range 59E, Section 18, Roosevelt County, Montana, at cooperative map location 21-18-2-1 herein referred to as ("Romo"). The new service will be wired in accordance with wiring specifications approved by the Cooperative or the applicable state authority having jurisdiction. 2. The service furnished shall be 3 Phase, 14,400 Volts alternating current, 60 cycle. 3. The Cooperative shall deliver and sell energy to the Buyer(s), who will purchase electric energy from the Cooperative for the Buyer's service location at Romo. The Buyer's minimum monthly bill shall be $55,000 per Rate Class 53 herein referred to as ("Exhibit A"). The Buyer(s) shall pay at rates determined by the Board of Trustees of the Cooperative under Rate Class 53 including facility charge, rate demand charge, and energy charge. 4. The Buyer(s), as a member, assumes no personal liability or responsibility for any bad debts or liabilities of the Cooperative; and it is expressly understood that under the law their personal property is exempt from execution for any such debts or liabilities. The parties to this contract hereby expressly agree and acknowledge that it is the intention of both parties that in the event that during the term of this contract Buyer shall become a Debtor in any voluntary or involuntary bankruptcy proceeding under the United States Bankruptcy Code, 11 USC Section 101, et. seq (the "Code"), this contract is and shall be treated as an "executory contract" for purposes of Section 365 of the Code, 11 USC, Section 365. 5. The Buyer(s) will comply and be bound by the articles of incorporation, the by-laws of the Cooperative, and any such rules and regulations as may, from time to time, be adopted by the Cooperative. 6. The Buyer(s) hereby agrees to grant to the Cooperative the right to operate, repair, and maintain on their premises, and in or upon all streets, roads, highways abutting such premises, its distribution and service lines and electrical apparatus and, also, the right to cut or trim trees necessary to keep them clear of all parts of the electrical system. a. The cooperative shall not be liable for any delays or damages caused by the inability to secure right-of-way beyond the reasonable control of the cooperative. This includes any maintenance work performed by the cooperative or its contractors. 7. A deposit, Contribution in Aid of Construction, ("CIAC"), in the amount of $ 267,185.00 will be required before commencement of construction of the electrical infrastructure begins. This deposit is the cooperative's estimate of cost to construct electrical infrastructure required to deliver power to the Buyer's location. 100% of the estimated electrical infrastructure will be invoiced and payment must be received prior to starting construction. a. If the final costs exceed the estimate, the balance of the actual electrical infrastructure costs may be invoiced and payable by the Buyer(s) to the cooperative. If final costs are less than estimated, the remaining balance may be refunded to the Buyer(s). b. The Buyer(s) agrees that said electrical infrastructure installed by the Cooperative is and shall remain the property of the Cooperative. c. All prices referenced above or herein are good for 45 days only. 8. A billing deposit in the amount of $_450,000__ shall be required prior to energization of the service. Payback of the billing deposit shall occur in four (4) equal annual payments of $_112,500__. This shall occur on the anniversary of the service being active providing all invoices are paid within 15 days as specified in Exhibit A. The credit will be given on the next monthly invoice. Should a late payment occur, Cooperative shall not make a deposit refund until twelve (12) continuous monthly invoices are paid within the 15-day time period. 9. Term. The initial term of this Agreement shall commence on the Effective Date of Agreement and shall end (10) years or (120) months from the Effective Date, unless this Agreement is terminated earlier pursuant to the provisions of this Agreement allowing for termination in the event of a breach or default by either of the Parties ("Early Termination"). Any

PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop Early Termination of this Agreement shall be without prejudice to all rights and obligations of the parties accrued under this Agreement prior to such termination. 10. Renewal Term. This Agreement may be extended by either Party for a single additional period of ten (10) years, on the terms defined by this Agreement, provided that: a. The Party seeking an extension has made a prior written request to extend the agreement to the other Party, such request to be made not more than 36 months and not less than 6 months before the end of the initial term of this Agreement; b. The Party receiving a request to extend the agreement has not rejected the request in a written response to the Party seeking an extension, and c. There is not an event of default of either Party, as defined in Cooperative bylaws on the date the extension begins. 11. Upon acceptance of this Agreement by an authorized agent of the Cooperative, the Cooperative agrees to furnish all wiring, or other apparatus necessary up to the Buyers Transformers and to transmit the power contracted herein to the premises of the Buyer(s) at Romo, except as limited by acts of God, natural disasters, impossibility of performance, performance failures outside the control of LYREC, and restrictions imposed by the government. 12. In the event of default of this contract by the Buyer(s), the entire unpaid balance on account shall immediately become due and payable upon demand. Should it become necessary for the Cooperative to initiate any collection action against the Buyer(s), the Buyer(s) shall pay all costs, expenses, and fees, including attorney fees, incurred by the Cooperative. 13. This contract shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. However, neither party will assign this contract without the written consent of the other party. 14. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Agreement, nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Cooperative and Buyer. 15. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Montana. Venue for any action concerning this Agreement shall be correct in state court in Wibaux County, Montana. 16. Severability. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable the remaining terms and provisions of this Agreement shall not be affected thereby, but each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. 17. Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Agreement shall extend and inure to and be binding upon the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Agreement reference is made to either of the parties hereto, it shall be hold to include and apply to wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and permitted assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Agreement contained. The Buyer may assign this agreement only with the Cooperative's prior written consent, which shall not be unreasonably withheld. 18. This Agreement (including the exhibits hereto) contains the parties' entire agreement, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variations, modifications, or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer or representative thereof. 19. Time is of the essence of this Agreement. 20. Neither Party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay is caused by conditions beyond its control including, but not limited to, Acts of God, war (whether declared or undeclared), unavailability of materials or subcontractors, labor strike, acts of third party subcontractors or any other cause beyond the reasonable control of the party whose performance is affected so long as such party whose performance is affected gives the other party written notice of the occurrence of such condition within 5 business days after it becomes aware of the occurrence.

PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop 21. Notices. All notices to or demands upon Cooperative or Buyer desired or required to be given under any of the provisions hereof, shall be in writing. Any notice or demand from Cooperative to Buyer shall be deemed to have been duly and sufficiently given three business days after a copy thereof has been mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Cooperative: Lower Yellowstone Rural Electric Cooperative PO Box 1047 Sidney, MT 59270 Attn: Jason A. Brothen Email: jasonb@lyrec.coop If to Buyer: TypeX, LLC 1901 Jay Street Lakewood, CO 80214 Attention: Kevin Matcham Email: kevin@typex.io provided, however, that either Cooperative or Buyer may change the location at which it receives notices to another location within the United States of America upon not less than ten days' notice to the other. [Signature Page Follows]

PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop IN WITNESS WHEREOF, Cooperative and Buyer have executed this Agreement the day and year first above written, COOPERATIVE: Lower Yellowstone Electric Cooperative By:_________________________ Title:________________________ Date:________________________ BUYER: TypeX, LLC By:__________________________ Title:_________________________ Date:_________________________

PO Box 1047 3200 West Holly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop Exhibit A Rate Class 53 3 Phase 5000 kVA to 10,000 kVA Availability Available to members for three phase Data Mining/Crypto Currency services in Montana requiring 5000 kVA to 10,000 kVA of installed transformer capacity. Subject to the established rules and regulations of LYREC. Facility Charge The facility charge under the above rate will be $25,000 per month. Rate Demand Charge Kilowatt Demand charge will be measured and billed on the Coincidental Peak (CP) measured at the time of LYREC's power suppliers, UMPC (Upper Missouri Power Cooperative), Coincidental Peak date and time. All kilowatts of CP demand will be billed at $19.64 per kW each month. A signed Letter of Understanding with UMPC will be required. Energy Charge All kWH @ $0.04026 Minimum Monthly Power Bill The minimum monthly power bill for a service under the above rate will be $55,000. Cost of Purchased Power Adjustment If at any time after January 1, 2022, the wholesale cost of purchased power is increased or decreased, LYREC may increase or decrease the selling cost .1 mill for every .1 mill, or major fraction thereof, the cost of purchased power is increased or decreased. Power Factor Adjustment The member agrees to maintain unity power factor as nearly as practicable. Demand charges may be adjusted for power factors lower than 95%. Such adjustment will be made by increasing the measured demand 1% for each 1% by which the average power factor is less than 95% lagging. Power Bill Adjustment If an error is made in our Power Suppliers billing that influences a member's bill, adjustments will be made on the following month's bill to rectify the error. Terms of Payment All amounts are due and payable upon receipt of bills rendered by LYREC. Failure to pay as prescribed shall subject members to the disconnection policy of LYREC in effect at that time. Effective Date ? January 1, 2022

EXECUTION VERSION SCHEDULE D

PO Box 1047 3200 WestHolly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop Agreement For Electric Service This Electric Service Agreement ("Agreement"), made as of ____________ ("Effective Date"), is made by and between TypeX, LLC ("Buyer"), a Delaware limited liability company with its principal place of business located at 1901 Jay Street, Lakewood, CO 80214, and Lower Yellowstone Rural Electric Cooperative ("Cooperative"), a Montana Corporation (collectively "Parties"; individually "Party"). Recitals WHEREAS, Buyer primarily engages in the business of providing cryptocurrency mining and ancillary services; WHEREAS, Cooperative engages in the business of providing electrical power and service; WHEREAS, Buyer seeks to purchase electrical service and consume electrical power from Cooperative; WHEREAS, Cooperative seeks to provide electrical service to Buyer; NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound hereby, agree to the provisions of this Agreement as follows: 1. The Buyer's service is located at Township 23N., Range 59E., of Section 9, Richland County, Montana cooperative map location 21-18-2-1 herein referred to as ("Iversen"). The new service will be wired in accordance with wiring specifications approved by the Cooperative or the applicable state authority having jurisdiction. 2. The service furnished shall be 3 Phase, 14,400 Volts alternating current, 60 cycle. 3. The Cooperative shall deliver and sell energy to the Buyer(s), who will purchase electric energy from the Cooperative for Buyer's service location at Iversen. The Buyer's minimum monthly bill shall be $55,000 per Rate Class 53 herein referred to as ("Exhibit A"). The Buyer(s) shall pay at rates determined by the Board of Trustees of the Cooperative under Rate Class 53 including facility charge, rate demand charge, and energy charge. 4. The Buyer(s), as a member, assumes no personal liability or responsibility for any bad debts or liabilities of the Cooperative; and it is expressly understood that under the law their personal property is exempt from execution for any such debts or liabilities. The parties to this contract hereby expressly agree and acknowledge that it is the intention of both parties that in the event that during the term of this contract Buyer shall become a Debtor in any voluntary or involuntary bankruptcy proceeding under the United States Bankruptcy Code, 11 USC Section 101, et. seq (the "Code"), this contract is and shall be treated as an "executory contract" for purposes of Section 365 of the Code, 11 USC, Section 365. 5. The Buyer(s) will comply and be bound by the articles of incorporation, the by-laws of the Cooperative, and any such rules and regulations as may, from time to time, be adopted by the Cooperative. 6. The Buyer(s) hereby agrees to grant to the Cooperative the right to operate, repair, and maintain on their premises, and in or upon all streets, roads, highways abutting such premises, its distribution and service lines and electrical apparatus and, also, the right to cut or trim trees necessary to keep them clear of all parts of the electrical system. a. The cooperative shall not be liable for any delays or damages caused by the inability to secure right-of-way beyond the reasonable control of the cooperative. This includes any maintenance work performed by the cooperative or its contractors. 7. A deposit, Contribution in Aid of Construction, ("CIAC"), in the amount of $ 204,335.56 will be required before commencement of construction of the electrical infrastructure begins. This deposit is the cooperative's estimate of cost to construct electrical infrastructure required to deliver power to the Buyer's location. 100% of the estimated electrical infrastructure will be invoiced and payment must be received prior to starting construction. a. If the final costs exceed the estimate, the balance of the actual electrical infrastructure costs may be invoiced and payable by the Buyer(s) to the cooperative. If final costs are less than estimated, the remaining balance may be refunded to the Buyer(s). b. The Buyer(s) agrees that said electrical infrastructure installed by the Cooperative is and shall remain the property of the Cooperative. c. All prices referenced above or herein are good for 45 days only. 8. A billing deposit in the amount of $_450,000__ shall be required prior to energization of the service. Payback of the billing deposit shall occur in four (4) equal annual payments of $__112,500__. This shall occur on the anniversary of the service being active providing all invoices are paid within 15 days as specified in Exhibit A. The credit will be given on the next monthly invoice. Should a late payment occur, Cooperative shall not make a deposit refund until twelve (12) continuous monthly invoices are paid within the 15-day time period.

PO Box 1047 3200 WestHolly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop 9. Term. The initial term of this Agreement shall commence on the Effective Date of Agreement and shall end (10) years or (120) months from the Effective Date, unless this Agreement is terminated earlier pursuant to the provisions of this Agreement allowing for termination in the event of a breach or default by either of the Parties ("Early Termination"). Any Early Termination of this Agreement shall be without prejudice to all rights and obligations of the parties accrued under this Agreement prior to such termination. 10. Renewal Term. This Agreement may be extended by either Party for a single additional period of ten (10) years, on the terms defined by this Agreement, provided that: a. The Party seeking an extension has made a prior written request to extend the agreement to the other Party, such request to be made not more than 36 months and not less than 6 months before the end of the initial term of this Agreement; b. The Party receiving a request to extend the agreement has not rejected the request in a written response to the Party seeking an extension, and c. There is not an event of default of either Party, as defined in Cooperative bylaws on the date the extension begins. 11. Upon acceptance of this Agreement by an authorized agent of the Cooperative, the Cooperative agrees to furnish all wiring, or other apparatus necessary up to the Buyers Transformers and to transmit the power contracted herein to the premises of the Buyer(s) at Iversen, except as limited by acts of God, natural disasters, impossibility of performance, performance failures outside the control of LYREC, and restrictions imposed by the government. 12. In the event of default of this contract by the Buyer(s), the entire unpaid balance on account shall immediately become due and payable upon demand. Should it become necessary for the Cooperative to initiate any collection action against the Buyer(s), the Buyer(s) shall pay all costs, expenses, and fees, including attorney fees, incurred by the Cooperative. 13. This contract shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. However, neither party will assign this contract without the written consent of the other party. 14. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Agreement nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Cooperative and Buyer. 15. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Montana. Venue for any action concerning this Agreement shall be correct in state court in Wibaux County, Montana. 16. Severability. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable the remaining terms and provisions of this Agreement shall not be affected thereby, but each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. 17. Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Agreement shall extend and inure to and be binding upon the heirs, executors, administrators, successors and permitted assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Agreement reference is made to either of the parties hereto, it shall be hold to include and apply to wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and permitted assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Agreement contained. The Buyer may assign this agreement only with the Cooperative's prior written consent, which shall not be unreasonably withheld. 18. This Agreement (including the exhibits hereto) contains the parties' entire agreement, and no oral statements or prior written matter not specifically incorporated herein shall be of any force and effect. No variations, modifications, or changes hereof shall be binding on either party hereto unless set forth in a document executed by such parties or a duly authorized agent, officer or representative thereof. 19. Time is of the essence of this Agreement. 20. Neither Party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay is caused by conditions beyond its control including, but not limited to, Acts of God, war (whether declared or undeclared), unavailability of materials or subcontractors, labor strike, acts of third party subcontractors or any other cause beyond the reasonable control of the party whose performance is affected so long as such party whose performance is affected gives the other party written notice of the occurrence of such condition within 5 business days after it becomes aware of the occurrence.

PO Box 1047 3200 WestHolly Street Sidney, MT 59270 Phone: (406) 488-1602 lyrec@lyrec.coop 21. Notices. All notices to or demands upon Cooperative or Buyer desired or required to be given under any of the provisions hereof, shall be in writing. Any notice or demand from Cooperative to Buyer shall be deemed to have been duly and sufficiently given three business days after a copy thereof has been mailed by United States registered or certified mail, postage prepaid, return receipt requested, addressed as follows: If to Cooperative: Lower Yellowstone Rural Electric Cooperative PO Box 1047 Sidney, MT 59270 Attn: Jason A. Brothen Email: jasonb@lyrec.coop If to Buyer: TypeX, LLC 1901 Jay Street Lakewood, CO 80214 Attention: Kevin Matcham Email: kevin@typex.io provided, however, that either Cooperative or Buyer may change the location at which it receives notices to another location within the United States of America upon not less than ten days' notice to the other. [Signature Page Follows]

DocuSign Envelope ID: 6CF803B4-4D6D-4210-91F5-384136677773

PO Box 1047
3200 WestHolly Street
Sidney, MT 59270
Phone: (406) 488-1602
lyrec@lyrec.coop

IN WITNESS WHEREOF, Cooperative and Buyer have executed this Agreement the day and year first above written,

COOPERATIVE:
Lower Yellowstone Electric Cooperative
By: Jason Brothen
Title: CEO
Date: 1/4/2023

DocuSigned by:
558DB40EBF39401...

BUYER:
TypeX, LLC
By: Kevin Matcham
Title: Chief Executive Officer
Date: 12/7/2022

DocuSigned by:
5021891BE1EE4D9...

DocuSign Envelope ID: 6CF803B4-4D6D-4210-91F5-384136677773

PO Box 1047
3200 WestHolly Street
Sidney, MT 59270
Phone: (406) 488-1602
lyrec@lyrec.coop

Exhibit A

Rate Class 53

3 Phase 5000 kVA to 10,000 kVA

Availability

Available to members for three phase Data Mining/Crypto Currency services in Montana requiring 5000 kVA to 10,000 kVA of installed transformer capacity. Subject to the established rules and regulations of LYREC.

Facility Charge

The facility charge under the above rate will be $25,000 per month.

Rate Demand Charge

Kilowatt Demand charge will be measured and billed on the Coincidental Peak (CP) measured at the time of LYREC's power suppliers, UMPC (Upper Missouri Power Cooperative), Coincidental Peak date and time. All kilowatts of CP demand will be billed at $19.64 per kW each month. A signed Letter of Understanding with UMPC will be required.

Energy Charge

All kWH @ $0.04026

Minimum Monthly Power Bill

The minimum monthly power bill for a service under the above rate will be $55,000.

Cost of Purchased Power Adjustment

If at any time after January 1, 2022, the wholesale cost of purchased power is increased or decreased, LYREC may increase or decrease the selling cost .1 mill for every .1 mill, or major fraction thereof, the cost of purchased power is increased or decreased.

Power Factor Adjustment

The member agrees to maintain unity power factor as nearly as practicable. Demand charges may be adjusted for power factors lower than 95%. Such adjustment will be made by increasing the measured demand 1% for each 1% by which the average power factor is less than 95% lagging.

Power Bill Adjustment

In the event that an error is made in our Power Suppliers billing that has an effect on a member's bill, adjustments will be made on the following month's bill to rectify the error.

Terms of Payment

All amounts are due and payable upon receipt of bills rendered by LYREC. Failure to pay as prescribed shall subject members to the disconnection policy of LYREC in effect at that time.

Effective Date – January 1, 2022